UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 4, 2007, Lee Enterprises, Incorporated (the “Company”) consummated the sale of the Daily Chronicle, its daily newspaper based in DeKalb, Illinois, and affiliated publications to Shaw Suburban Media Group, Inc. for $24 million in cash. The transaction resulted in a gain on sale, after income tax expense, of approximately $0.4 million, which will be recorded in discontinued operations in the three-month period ending December 30, 2007. Proceeds of the sale will be used to reduce indebtedness of the Company. The Daily Chronicle had daily circulation of 9,142 and Sunday circulation of 10,724 in the Audit Bureau of Circulations statistics for the six months ended September 2007.

The full text of a news release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
99.1	Lee Enterprises, Incorporated News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 5, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lee Enterprises, Incorporated News Release.

EXHIBIT 99.1 - News Release

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises sells DeKalb operations to Shaw Newspapers

DeKALB, Ill. (Dec. 4, 2007) — Lee Enterprises (NYSE: LEE) has sold the Daily Chronicle and affiliated publications to Shaw Newspapers, based in Dixon, Ill.

Shaw Newspapers is a 156-year-old media company with newspapers, niche publications and online sites in Dixon, Sterling, Princeton, Morris, Geneva and Crystal Lake, Ill., and in Newton and Creston, Iowa.

Tom Shaw, president and chief executive officer of Shaw Newspapers, said his company has had a long-standing interest in the DeKalb daily. “We have courted them for more than a decade,” he said. “We are so pleased today to be welcoming DeKalb to our family of dynamic, community based, multi-media enterprises.”

He said the DeKalb operation will become part of Shaw Suburban Media, headquartered in Crystal Lake. That group includes two other daily newspapers, Northwest Herald in Crystal Lake and Kane County Chronicle in Geneva; two weekly groups, Lake County Journals and Weekly Journals; a bilingual weekly, a monthly business journal and several online sites.

John Pfeifer, publisher of the Daily Chronicle since September 2006, has been appointed publisher of Chronicle News Group, which will include operations in DeKalb and Geneva.

“The addition of Northern Illinois Publishing is a terrific addition to Shaw Newspapers and Shaw Suburban Media,” said John Rung, chief operating officer of Shaw Suburban Media and publisher of the Northwest Herald. “In the greater Chicago area, we will now have a significant footprint in Lake, McHenry, Kane and DeKalb counties.”

Lee Enterprises acquired the Daily Chronicle as part of its purchase of Pulitzer Inc. in 2005.

Mary Junck, Lee chairman and chief executive officer, said: “While we regret having to say goodbye to colleagues, we recognize that the Daily Chronicle and its employees will benefit from becoming part of a strong media company focused on the region, which in turn will ultimately benefit readers, online users and advertisers.”

Lee Enterprises is a premier publisher of local news, information and advertising in primarily midsize markets, with 50 other daily newspapers and a joint interest in five more, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract more than 11 million unique visitors monthly, and Lee’s weekly publications have distribution of more than 4.5 million households. Lee’s markets include St. Louis, Mo.; Lincoln,

Neb.; Madison, Wis.; Davenport, Iowa; and Billings, Mont. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contacts

Lee Enterprises: Dan.Hayes@lee.net, (563) 383-2100

Shaw Newspapers: Sheila Highland, (815) 459-4040

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